UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GRAFTECH INTERNATIONAL LTD.

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FOR IMMEDIATE RELEASE

GRAFTECH INTERNATIONAL SETS THE RECORD STRAIGHT ON MILIKOWSKY’S UNFOUNDED CORPORATE GOVERNANCE ALLEGATIONS

Urges Stockholders to Vote for All GrafTech Nominees on the White Proxy Card

PARMA, Ohio—May 14, 2014—GrafTech International Ltd. (NYSE:GTI) (“GrafTech”) today responded to the latest inaccurate and misleading claims outlined by the Daniel and Nathan Milikowsky Group.

Nathan Milikowsky’s Ongoing Misrepresentations and Misleading and Inaccurate Disclosures

On May 13, 2014, Nathan Milikowsky issued a press release in which he buried a corrective disclosure that he was asked to make by Royce & Associates in a letter to him dated April 24, 2014. GrafTech has had the opportunity to review a copy of the letter that Royce delivered to Mr. Milikowsky. GrafTech’s Board appreciates that Royce values integrity and candor in disclosures and took the initiative to seek corrective action by Mr. Milikowsky.

GrafTech’s Board is not surprised that Mr. Milikowsky would wait until the eve of the Annual Meeting to make his “corrective” disclosure, when he has been in possession of the letter from Royce for nearly three weeks. It is unfortunate that even Mr. Milikowsky’s “corrective” disclosure did not provide all of the details outlined in the Royce letter.

Mr. Milikowsky’s April 22, 2014 SEC filing and May 13, 2014 “corrective” SEC filing continue to misrepresent facts and mislead stockholders. These are continuing examples of inappropriate conduct consistent with the type of behavior that the GrafTech Board has seen from Mr. Milikowsky, including during his prior tenure on the GrafTech Board. We continue to be concerned that his misconduct will once again infect the boardroom if he is elected. As a reminder, we are committed to adding Karen Finerman, David Jardini or both to the Board from the Milikowsky Group’s slate following the meeting if all seven GrafTech nominees are elected to the Board.

The Board and management team have one goal – to execute our strategy to drive enhanced value for all stockholders. We are confident that we are well-positioned to do just that and we, and stockholders, cannot afford to be derailed. We urge stockholders to vote the WHITE proxy card today if they have not already voted. If stockholders have voted on the blue proxy card, we urge them to change their vote.

Investigation of Nathan Milikowsky

In 2012, the GrafTech Board unanimously appointed a committee of independent directors as well as independent investigatory counsel to conduct a thorough investigation into apparent leaks of confidential inside information that were brought to the Board’s attention by several members of the management team. After completion of its investigation, investigatory counsel reported its conclusion that there had been leaks of material nonpublic information, that there was evidence that Mr. Milikowsky was the source of the leaks, that there was no evidence to support a conclusion that management or any other director was the source of the leaks and that at least some of that information could not have been developed independently.

GrafTech’s independent Nominating Committee concluded that the facts, circumstances and evidence it considered in advance of the 2013 Annual Meeting established that the conditions to the re-nomination of Mr. Milikowsky for election as a director were not satisfied, that the Stockholders’ Agreement was breached, and that Mr. Milikowsky’s presence on the Board was disruptive to Board functioning.

The GrafTech Board stands behind its investigation, process and findings. The Board’s analysis was comprehensive and balanced and the investigation was thorough, thoughtful and conducted with the assistance of well-recognized, highly experienced, independent investigatory counsel, Morris, Nichols, Arsht & Tunnell LLP, which reported to a Special Committee of the Board composed entirely of independent directors.

Response to Lawsuit

GrafTech has reviewed the lawsuit filed by Michael Nahl, a former GrafTech director, in the New York Supreme Court. GrafTech believes that the lawsuit is entirely without merit and intends to defend itself vigorously. GrafTech looks forward to a review of the facts by the Court.

If you have questions or need assistance in voting your shares, please call: 480 Washington Boulevard, 26th Floor Jersey City, NJ 07310 (800) 509-0917 (Toll Free) e-mail: graftechproxy@georgeson.com

GrafTech International is a global company that has been redefining limits for more than 125 years. We offer innovative graphite material solutions for our customers in a wide range of industries and end markets, including steel manufacturing, advanced energy applications and latest generation electronics. GrafTech operates 20 principal manufacturing facilities on four continents and sells products in over 70 countries. Headquartered in Parma, Ohio, GrafTech employs approximately 3,000 people. For more information, call 216-676-2000 or visit www.GrafTech.com.

NOTE ON FORWARD-LOOKING STATEMENTS: This letter contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) about certain nominations for election of directors, future or targeted operational and financial performance; growth prospects and rates, the markets we serve, strategic plans and our position in our industry. Our expectations are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, from those set forth in these statements due to various factors, including: unforeseen delays, costs or liabilities associated with our initiatives as well as our growth and other plans, changes in market prices of our securities, changes in business and economic conditions and growth trends in the industry, changes in customer markets and various geographic regions, uncertainties in the geopolitical environment, and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise. This letter does not constitute an offer or solicitation as to any securities.

IMPORTANT ADDITIONAL INFORMATION: GrafTech and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the 2014 Annual Meeting. GrafTech has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from GrafTech stockholders for the 2014 Annual Meeting. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2014 ANNUAL MEETING AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and other materials filed with the SEC in connection with GrafTech’s Annual Meeting. Information regarding the direct and indirect beneficial ownership of GrafTech’s directors and executive officers in GrafTech securities is set forth in the definitive proxy statement and other materials filed with the SEC in connection with GrafTech’s 2014 Annual Meeting. Stockholders will be able to obtain free copies of the definitive proxy statement, any amendments or supplements to the definitive proxy statement and other documents filed with the SEC by GrafTech through the web site maintained by the SEC at www.sec.gov and on GrafTech’s web site at http://ir.graftech.com/.

Contacts:

GrafTech International

Kelly Taylor, Director, Investor Relations & Corporate Communications, 216-676-2293

or

Joele Frank, Wilkinson Brimmer Katcher

Jamie Moser / Jed Repko, 212-355-4449